Exhibit 99.1

NEWS RELEASE

APA Corporation Announces First-Quarter 2024

Financial and Operational Results

Key Takeaways

•	Reported production of 389,000 barrels of oil equivalent (BOE) per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 320,000 BOE per day;

•	Generated net cash from operating activities of $368 million, adjusted EBITDAX of $1.24 billion;

•	Returned $176 million to shareholders in the first quarter through dividends and share buybacks;

•	Continued Permian strength drove U.S. oil volumes above guidance, marking the fifth consecutive quarter of meeting or exceeding guidance;

•

Completed acquisition of Callon Petroleum Company and increased expected annual cost synergies by 50% to $225 million; increases APA’s U.S. oil production by more than 80% from fourth-quarter 2023 to estimated fourth-quarter 2024;

•	Updated for the acquisition, Permian expected to represent more than 70% of total company capital expense and production for 2024; and

•	Discovered high-quality oil in two zones at King Street #1 well in joint-venture leasehold in Alaska.

HOUSTON, May 1, 2024 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the first quarter of 2024.

APA reported net income attributable to common stock of $132 million, or $0.44 per diluted share. When adjusted for items that impact the comparability of results, APA’s first-quarter earnings were $237 million, or $0.78 per diluted share. Net cash provided by operating activities was $368 million and adjusted EBITDAX was $1.24 billion.

“Our drilling programs in the U.S. and Egypt performed well during the quarter,” said John J. Christmann IV, APA’s CEO. “In the Permian Basin, where we are consistently delivering excellent results, we added scale and oil leverage with the recently closed Callon Petroleum Company acquisition. We are currently focused on integrating the Callon assets and have identified compelling opportunities to generate value across the acquired asset base through changes in planning and well design, drilling and completions, and many aspects of daily operations. Accordingly, we have increased our expected annual cost synergies from the transaction by 50% to $225 million.”

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APA CORPORATION ANNOUNCES FIRST-QUARTER 2024

FINANCIAL AND OPERATIONAL RESULTS — PAGE 2 of 5

First-Quarter summary

First-quarter reported production was 389,000 BOE per day and adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 320,000 BOE per day. APA’s first-quarter upstream capital investment and lease operating expense were better than expected primarily due to the timing of planned facility, leasehold and exploration spend.

Alaska update

Exploration efforts in Alaska resulted in the confirmation of a working petroleum system and a high-quality oil discovery at King Street #1. The other two wells, Sockeye #1 and Voodoo #1, did not reach their target objectives during the drilling season due to a number of delays. The joint venture is currently analyzing the data and evaluating next steps.

2024 capital and activity update

Following the completion of the Callon acquisition, APA is providing revised full-year 2024 guidance. In 2024, APA plans to invest $2.7 billion in upstream oil and gas capital. The company expects to average approximately 10 rigs for the remainder of this year in the U.S. as it actively manages and high grades the newly combined rig fleet.

“In the month since we closed the Callon acquisition, we have made significant progress in the integration process,” Christmann said. “We believe the most compelling opportunities for value from the acquisition are in future capital efficiencies and the impact of the company’s increased oil exposure.”

Conference call

APA will host a conference call to discuss its first-quarter 2024 results at 10 a.m. Central time, Thursday, May 2. The conference call will be webcast from APA’s website at www.apacorp.com and investor.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website.

APA CORPORATION ANNOUNCES FIRST-QUARTER 2024

FINANCIAL AND OPERATIONAL RESULTS — PAGE 3 of 5

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname and elsewhere. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com.

Additional information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

Non-GAAP financial measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possibly,”

APA CORPORATION ANNOUNCES FIRST-QUARTER 2024

FINANCIAL AND OPERATIONAL RESULTS — PAGE 4 of 5

“potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2023, and in our quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary note to investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2023 available from APA at www.apacorp.com or by writing APA at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

APA CORPORATION ANNOUNCES FIRST-QUARTER 2024

FINANCIAL AND OPERATIONAL RESULTS — PAGE 5 of 5

Contacts

Investor: (281) 302-2286 Gary Clark

Media:   (713) 296-7276 Alexandra Franceschi

Website:  www.apacorp.com

Click here for the full release with quarterly financial statements.

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APA CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended March 31,
	2024	2023
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,432	$1,397
Natural gas revenues	176	242
Natural gas liquids revenues	140	130

	1,748	1,769

Purchased oil and gas sales	203	239

Total revenues	1,951	2,008
Derivative instrument gain (loss), net	(4)	53
Gain on divestitures, net	7	1
Loss on previously sold Gulf of Mexico properties	(66)	—
Other, net	15	(32)

	1,903	2,030

OPERATING EXPENSES:
Lease operating expenses	338	321
Gathering, processing, and transmission	84	78
Purchased oil and gas costs	163	216
Taxes other than income	57	52
Exploration	148	52
General and administrative	93	65
Transaction, reorganization, and separation	27	4
Depreciation, depletion, and amortization:
Oil and gas property and equipment	419	325
Other assets	11	7
Asset retirement obligation accretion	40	28
Financing costs, net	76	72

	1,456	1,220

NET INCOME BEFORE INCOME TAXES	447	810
Current income tax provision	300	346
Deferred income tax provision (benefit)	(65)	138

NET INCOME INCLUDING NONCONTROLLING INTERESTS	212	326
Net income attributable to noncontrolling interest - Egypt	80	84

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$132	$242

NET INCOME PER COMMON SHARE:
Basic	$0.44	$0.78
Diluted	$0.44	$0.78

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	302	311
Diluted	302	312

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25

APA CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change
	March 31, 2024	December 31, 2023	March 31, 2023	1Q24 to 4Q23	1Q24 to 1Q23

OIL VOLUME - Barrels per day
United States	83,520	83,909	71,888	0%	16%
Egypt (1, 2)	86,768	92,365	87,795	-6%	-1%
North Sea	29,795	30,748	37,502	-3%	-21%

International (1)	116,563	123,113	125,297	-5%	-7%

Total (1)	200,083	207,022	197,185	-3%	1%

NATURAL GAS VOLUME - Mcf per day
United States	443,737	462,498	441,527	-4%	1%
Egypt (1, 2)	290,227	309,814	356,350	-6%	-19%
North Sea	52,605	58,054	40,360	-9%	30%

International (1)	342,832	367,868	396,710	-7%	-14%

Total (1)	786,569	830,366	838,237	-5%	-6%

NGL VOLUME - Barrels per day
United States	56,574	67,679	56,103	-16%	1%
North Sea	1,405	1,335	1,255	5%	12%

Total (1)	57,979	69,014	57,358	-16%	1%

BOE per day
United States	214,050	228,671	201,580	-6%	6%
Egypt (1, 2)	135,140	144,001	147,186	-6%	-8%
North Sea	39,967	41,758	45,483	-4%	-12%

International (1)	175,107	185,759	192,669	-6%	-9%

Total (1)	389,157	414,430	394,249	-6%	-1%

Total excluding noncontrolling interests	344,078	366,352	345,138	-6%	0%

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	28,943	30,837	29,294
Gas (Mcf/d)	96,814	103,443	118,903
NGL (b/d)	—	—	—
BOE per day	45,079	48,078	49,111	-6%	-8%

(2) Egypt Gross Production
Oil (b/d)	137,972	141,953	140,764
Gas (Mcf/d)	457,248	466,403	545,049
NGL (b/d)	—	—	—
BOE per day	214,180	219,687	231,606	-3%	-8%

APA CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change
	March 31, 2024	December 31, 2023	March 31, 2023	1Q24 to 4Q23	1Q24 to 1Q23
OIL VOLUME - Barrels per day
United States	83,520	83,909	71,888	0%	16%
Egypt	42,504	45,204	42,553	-6%	0%
North Sea	29,795	30,748	37,502	-3%	-21%

International	72,299	75,952	80,055	-5%	-10%

Total	155,819	159,861	151,943	-3%	3%

NATURAL GAS VOLUME - Mcf per day
United States	443,737	462,498	441,527	-4%	1%
Egypt	141,148	150,212	171,952	-6%	-18%
North Sea	52,605	58,054	40,360	-9%	30%

International	193,753	208,266	212,312	-7%	-9%

Total	637,490	670,764	653,839	-5%	-3%

NGL VOLUME - Barrels per day
United States	56,574	67,679	56,103	-16%	1%
North Sea	1,405	1,335	1,255	5%	12%

Total	57,979	69,014	57,358	-16%	1%

BOE per day
United States	214,050	228,671	201,580	-6%	6%
Egypt	66,029	70,239	71,211	-6%	-7%
North Sea	39,967	41,758	45,483	-4%	-12%

International	105,996	111,997	116,694	-5%	-9%

Total	320,046	340,668	318,274	-6%	1%

APA CORPORATION

PRICE INFORMATION

	For the Quarter Ended
	March 31, 2024	December 31, 2023	March 31, 2023
AVERAGE OIL PRICE PER BARREL
United States	$77.37	$79.04	$75.17
Egypt	83.18	83.67	79.58
North Sea	82.81	80.70	81.57
International	83.10	82.98	80.19
Total	80.65	81.36	78.37

AVERAGE NATURAL GAS PRICE PER MCF
United States	$1.42	$1.62	$2.24
Egypt	2.93	2.89	2.89
North Sea	9.23	13.46	17.58
International	3.85	4.56	4.32
Total	2.47	2.92	3.22

AVERAGE NGL PRICE PER BARREL
United States	$25.38	$19.82	$23.79
North Sea	49.37	48.16	56.92
Total	26.20	20.70	24.84

APA CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended March 31,
	2024	2023
Unproved leasehold impairments	$10	$5
Dry hole expense	123	30
Geological and geophysical expense	1	1
Exploration overhead and other	14	16

	$148	$52

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended March 31,
	2024	2023
Net cash provided by operating activities	$368	$335

Additions to upstream oil and gas property	(467)	(543)
Leasehold and property acquisitions	(63)	(6)
Proceeds from asset divestitures	27	21
Proceeds from sale of Kinetik shares	428	—
Other, net	(13)	(4)

Net cash used in investing activities	$(88)	$(532)

Proceeds from (payments on) commercial paper and revolving credit facilities, net	(2)	417
Payments on Apache fixed-rate debt	—	(65)
Distributions to noncontrolling interest	(70)	(17)
Treasury stock activity, net	(101)	(142)
Dividends paid to APA common stockholders	(76)	(78)
Other, net	(16)	(9)

Net cash provided by (used in) financing activities	$(265)	$106

SUMMARY BALANCE SHEET INFORMATION

	March 31, 2024	December 31, 2023
Cash and cash equivalents	$102	$87
Other current assets	2,404	2,375
Property and equipment, net	10,143	10,038
Decommissioning security for sold Gulf of Mexico properties	21	21
Other assets	2,282	2,723

Total assets	$14,952	$15,244

Current debt	$2	$2
Current liabilities	2,150	2,402
Long-term debt	5,178	5,186
Decommissioning contingency for sold Gulf of Mexico properties	807	764
Deferred credits and other noncurrent liabilities	3,162	3,199
APA shareholders’ equity	2,607	2,655
Noncontrolling interest—Egypt	1,046	1,036

Total Liabilities and equity	$14,952	$15,244

Common shares outstanding at end of period	301	304

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude property acquisitions, asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended March 31,
	2024	2023
Costs incurred in oil and gas property:
Asset and leasehold acquisitions
Proved	$56	$1
Unproved	7	6
Exploration and development	654	566

Total Costs incurred in oil and gas property	$717	$573

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$717	$573
Property acquisitions	(62)	—
Asset retirement obligations settled vs. incurred - oil and gas property	4	6
Capitalized interest	(7)	(6)
Exploration seismic and administration costs	(15)	(17)

Upstream capital investment including noncontrolling interest - Egypt	$637	$556
Less noncontrolling interest - Egypt	(69)	(61)

Total Upstream capital investment	$568	$495

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended March 31,
	2024	2023
Net cash provided by operating activities	$368	$335
Changes in operating assets and liabilities	459	511

Cash flows from operations before changes in operating assets and liabilities	$827	$846

Adjustments to free cash flow:
Upstream capital investment including noncontrolling interest - Egypt	(637)	(556)
Decommissioning spend on previously sold Gulf of Mexico properties	(30)	—
Non oil and gas capital investment	9	(1)
Distributions to Sinopec noncontrolling interest	(70)	(17)

Free cash flow	$99	$272

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net cash provided by operating activities	$368	$1,030	$335
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	15	28	17
Current income tax provision	300	316	346
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	(10)	(71)	(30)
Changes in operating assets and liabilities	459	(23)	511
Financing costs, net	76	77	81
Transaction, reorganization & separation costs	27	4	4

Adjusted EBITDAX (Non-GAAP)	$1,235	$1,361	$1,264

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Current debt	$2	$2	$2	$2
Long-term debt	5,178	5,186	5,582	5,574

Total debt	5,180	5,188	5,584	5,576

Cash and cash equivalents	102	87	95	142

Net debt	$5,078	$5,101	$5,489	$5,434

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended March 31, 2024				For the Quarter Ended March 31, 2023
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Net income including noncontrolling interests (GAAP)	$447	$(235)	$212	$0.70	$810	$(484)	$326	$1.05
Income attributable to noncontrolling interests	145	(65)	80	0.26	150	(66)	84	0.27

Net income attributable to common stock	302	(170)	132	0.44	660	(418)	242	0.78

Adjustments:*
Asset and unproved leasehold impairments	10	(2)	8	0.03	5	(3)	2	—
Valuation allowance and other tax adjustments	—	16	16	0.05	—	130	130	0.41
Gain on extinguishment of debt	—	—	—	—	(9)	2	(7)	(0.02)
Unrealized derivative instrument (gain) loss	8	(2)	6	0.02	(33)	7	(26)	(0.08)
Loss on previously sold Gulf of Mexico properties	66	(14)	52	0.17
Kinetik equity investment mark-to-market loss	9	—	9	0.03	32	(6)	26	0.08
Drilling contract termination charges	—	—	—	—	13	(10)	3	0.01
Transaction, reorganization & separation costs	27	(8)	19	0.06	4	(1)	3	0.01
Gain on divestitures, net	(7)	2	(5)	(0.02)	(1)	—	(1)	—

Adjusted earnings (Non-GAAP)	$415	$(178)	$237	$0.78	$671	$(299)	$372	$1.19

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.